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                                                                   Exhibit 10.59
Jonathan Ellenthal
NewSub Services, Inc.
Four High Ridge Park
Stamford, CT 06905

Dear Jonathan,

Priceline WebHouse Club, Inc. ("PWC") is testing a new e-commerce proposition where consumers are given the opportunity to price groceries at up to 50% off using the priceline.com demand collection patent.

Consumers are offered incentives to try third party company products and services when they participate in the WebHouse Club experience.

As a part of this test in the New York Metro area, we are offering New Sub Services, Inc. ("Company") the opportunity to acquire new customers through offers for trial subscriptions on the following terms:

1.   PWC will offer, on its Web site, Company's product to PWC members.

2. PWC will be paid $5.00 by Company for each new lead generated by this program, with payment to be made 60 days following the end of the month in which the consumer is first billed.

3. PWC will be responsible for the development of the web page associated with this program and all costs and expenses relating to the Web site offering of Sponsor's Product.

4. Company is responsible for providing PWC with a method by which PWC can transfer data related to Company's acquisition of these new customers.

5. Company will electronically provide PWC requested marketing materials to PWC within 3 business days of any PWC request and Company will have the ability to approve all copy related to the description and layout of their offer page.

6.   Company will abide by the PWC Privacy Policy as to PWC customers.

7.   The test period is from November 1, 1999 through March 31, 2000.
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8.   Either party may cancel this test with 24 hours notice.

9. Both parties will be permitted, with prior written approval, to use each other's logo and/or marks to promote the relationship. However, each party will retain, along with their affiliates, all their respective intellectual property and proprietary rights including those of any respective Web site and contents, as well as ownership of any and all confidential data.

10. Both parties will mutually indemnify each other for purposes of normal business operations and activities required to support implementation of the WebHouse Club program.

11. PWC will get prior written approval for all copy disseminated to the public in any medium which refers in any way to Company's products or services and agrees to indemnify and hold harmless Company for any costs, damages, liabilities and/or expenses, including, court costs, disbursements and attorneys fees, incurred by Company, arising out of, in whole or in part, or in connection with any claims pertaining to any copy disseminated to the public for which PWC has not received prior approval from Company.

12.  Both parties agree they are independent contractors.

13.  Both parties agree to keep this letter and all its terms confidential.

Thank you for participating in our Priceline WebHouse Club test.


NewSub Services, Inc.                           Priceline WebHouse Club, Inc.

Printed name: Jon Ellenthal                      Printed Name: Peter Burgess
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Signature:    /s/ Jon Ellenthal                  Signature: /s/ Peter Burgess
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Date: 12/3/99                                    Date: 12/3/99
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